Certain portions of this exhibit (indicated by “[***]”) have been excluded because they are both not material and are the type that the registrant treats as private or confidential.

Exhibit 4.4

CLINICAL SUPPLY AGREEMENT

by and between

Seagen Inc.

and

LAVA THERAPEUTICS N.V.

JANUARY 27, 2023

Certain portions of this exhibit (indicated by “[***]”) have been excluded because they are both not material and are the type that the registrant treats as private or confidential.

CLINICAL SUPPLY AGREEMENT

This Clinical Supply Agreement (this “Agreement”) is entered into as of January 27, 2023 (the “Effective Date”), by and between Seagen Inc., a Delaware corporation, having a place of business at 21823 30th Drive S.E., Bothell, WA 98021, United States (“Seagen”), and Lava Therapeutics N.V., a Netherlands public limited company (naamloze vennootschap) having an address at Yalelaan 60, 3584 CM Utrecht, the Netherlands (“Lava”). Seagen and Lava are referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

BACKGROUND

WHEREAS, Lava and Seagen have entered into that certain Exclusive License Agreement dated as of September 23, 2022 (the “License Agreement”), pursuant to which Seagen obtained an exclusive license to Develop, Manufacture and Commercialize Licensed Compounds and Licensed Products in the Field in the Territory; and

WHEREAS, pursuant to the terms of the License Agreement, Seagen and Lava have agreed to enter into this Agreement in order to establish certain Manufacture and supply obligations of Lava with respect to GMP Drug Product and GMP Diluent in the form of fully released bulk unlabeled vials as further described on Exhibit A (collectively, “Product”) as well as, upon Seagen’s request, GMP Drug Substance; and

WHEREAS, Lava desires to have Manufactured and supply to Seagen Product and, upon Seagen’s request, GMP Drug Substance, and Seagen desires to be supplied Product and, upon Seagen’s request, GMP Drug Substance from Lava, in each case, subject to the applicable terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

ARTICLE 1 DEFINITIONS

Unless specifically set forth to the contrary herein, the following terms, whether used in the singular or plural, shall have the respective meanings set forth below. Capitalized terms used herein but not defined shall have the meaning set forth in the License Agreement.

1.1“Agreement” shall have the meaning given such term in the preamble to this Agreement.
1.2“Approved Lava Subcontractor” means, as applicable, [***], [***], or a Third Party approved pursuant to Section 2.1.3 as a subcontractor of Lava hereunder.  Approved Lava Subcontractor shall include any subcontractor of an Approved Lava Subcontractor that is permitted under the underlying agreement between such Approved Lava Subcontractor and Lava.

Certain portions of this exhibit (indicated by “[***]”) have been excluded because they are both not material and are the type that the registrant treats as private or confidential.

1.3“Batch” means a specific quantity of a given Product (and, if applicable, GMP Drug Substance) that is intended to be of uniform character and quality, within specified limits, and is produced under GMP conditions during the same cycle of Manufacture as defined by the applicable Batch Records.
1.4“Batch Records” means, with respect to a Batch of a given Product (and, if applicable, GMP Drug Substance), the documents (prepared in accordance with GMP) recording the relevant Manufacturing of such Product (and, if applicable, GMP Drug Substance), including the controls, quality specifications, regulatory requirements and other requirements under which such Batch of Product (and, if applicable, GMP Drug Substance) was Manufactured.
1.5“Certificate of Analysis” means a document identified as such and provided by Lava to Seagen that sets forth the analytical test results against the applicable Specifications for a specified Batch of Product (and, if applicable, GMP Drug Substance) shipped by Lava to Seagen pursuant to this Agreement.
1.6“Certificate of Conformance” means a document identified as such and provided by Lava to Seagen confirming that a Product (and, if applicable, GMP Drug Substance) has been Manufactured, as of the time of release by Lava of such Product (and, if applicable, GMP Drug Substance), in compliance with the applicable Specifications for such Product (and, if applicable, GMP Drug Substance), GMPs and Applicable Laws.
1.7“Commercially Reasonable Efforts” means, with respect to the efforts to be expended by a Party in connection with any obligation hereunder, the reasonable, diligent, good faith efforts to satisfy such obligation as a similarly situated pharmaceutical or biologics company would normally use to satisfy a similar obligation under similar circumstances.
1.8 “Delivered” and “Delivery” has the meanings set forth in Section 2.2.1. “Deliver” shall have the correlative meanings, as applicable.
1.9“Effective Date” has the meaning given such term in the preamble to this Agreement.
1.10“Facility” means any manufacturing facility or portion thereof used by or on behalf of Lava or its Affiliates or the Approved Lava Subcontractors in the Manufacture, packaging and storage of (a) Product, (b) GMP Drug Substance, or (c) Materials utilized in the Manufacture of Product or GMP Drug Substance, as applicable hereunder.
1.11“GMP Drug Substance” means the drug substance manufactured by [***] in accordance with GMP to support Manufacture of Product.  [***]
1.12“Governmental Authority” means any federal, state, national, state, provincial, or local government, or political subdivision thereof, or any multinational organization or any authority, agency or commission entitled to exercise any administrative, executive, judicial,

Certain portions of this exhibit (indicated by “[***]”) have been excluded because they are both not material and are the type that the registrant treats as private or confidential.

legislative, police, regulatory or taxing authority or power, or any court or tribunal (or any department, bureau or division thereof, or any governmental arbitrator or arbitral body).
1.13“Lava” has the meaning given such term in the preamble to this Agreement.
1.14“Lava Indemnitees” has the meaning set forth in Section 6.2.
1.15“License Agreement” has the meaning set forth in the recitals hereto.
1.16“Losses” has the meaning set forth in Section 6.1.
1.17“Manufacturing Process” means any and all processes (or any step in any process) used by Lava or an Affiliate or an Approved Lava Subcontractor to Manufacture Product, as applicable, as evidenced in the Batch Records.
1.18“Materials” means all raw materials, excipients, intermediates, packaging components and other components used in the Manufacture of Product or GMP Drug Substance.
1.19“Non-Conforming Product or Drug Substance” means Product, or if applicable GMP Drug Substance, that fails to meet the warranties in Section 3.2 of this Agreement at the time of Delivery.
1.20“Product” has the meaning set forth in the recitals hereto.
1.21“Quality Agreement” means the Quality Agreement that will be entered into by the Parties (or their respective Affiliates or Approved Lava Subcontractors, as applicable) within [***] of the Effective Date of this Agreement with respect to the Product and GMP Drug Substance hereunder consistent with Lava’s existing relevant quality agreements with [***] and [***] and with Lava’s existing relevant regulatory licenses, as the same may subsequently be amended from time-to-time by mutual written agreement of the Parties (or their respective Affiliates, as applicable).
1.22 “Seagen” has the meaning given such term in the preamble to this Agreement.
1.23“Seagen Indemnitees” has the meaning set forth in Section 6.1.
1.24“Specifications” means the specifications for Product or GMP Drug Substance, as the case may be, as defined in the Quality Agreement.
1.25“Supply Failure” means Lava’s failure to supply or cause to be supplied to Seagen (in accordance with the terms of this Agreement (including quality and/or quantity requirements)) at least [***] of the Product required to be delivered.
1.26“Supply Price” has the meaning set forth in Section 5.1.
1.27“Term” has the meaning set forth in Section 9.1.

Certain portions of this exhibit (indicated by “[***]”) have been excluded because they are both not material and are the type that the registrant treats as private or confidential.

1.28“Third Party Claims” has the meaning set forth in Section 6.1.
ARTICLE 2 SUPPLY AND DELIVERY
2.1Supply.  Subject to, and in accordance with, the terms and conditions of this Agreement, the following shall apply:
2.1.1Manufacture and Supply of Product.  Lava shall, or shall cause an Approved Lava Subcontractor to, Manufacture and supply to Seagen, the Product in the quantities set forth in the column titled “Required amount of vials filled” in Exhibit A hereto.  The Parties acknowledge and agree that Lava shall be obligated only to provide the Product in the quantities set forth in specified in the column titled “Required amount of vials filled” in Exhibit A hereto, and shall not have any ongoing obligation to Manufacture, supply, or otherwise provide the Product after it has delivered such quantities to Seagen. Seagen shall itself Manufacture or engage a Third Party manufacturer to Manufacture any additional quantities of Product as it needs or desires. Notwithstanding the foregoing, the Parties acknowledge that Seagen has requested that Lava cause its Approved Lava Subcontractors to Manufacture and Supply [***] of GMP Drug Product (the “Additional Batch”) as reflected in the [***] attached as Exhibit C hereto and incorporated by reference, and that [***].  Lava will not postpone or cancel the manufacture of the Additional Batch without the prior written consent of Seagen.  For the avoidance of doubt, the Parties agree that the Manufacture and supply of the Additional Batch shall be in accordance with this Agreement.
2.1.2Performance of Manufacturing.  With respect to Product or GMP Drug Substance to be supplied hereunder, Lava will (a) Manufacture (or have Manufactured) such Product (and GMP Drug Substance) at one or more GMP Facilities, (b) maintain, or cause its designated Affiliate(s) or an Approved Lava Subcontractor(s) to maintain, at the applicable Facility(ies) where such Product (and GMP Drug Substance) is Manufactured all equipment and other items necessary to Manufacture such Product (and GMP Drug Substance).  Notwithstanding the foregoing or anything to the contrary contained herein, Lava shall not change the Facility used by Lava or the Approved Lava Subcontractors to Manufacture any Product (or GMP Drug Substance) to be supplied to Seagen or qualify a new source for Product (or GMP Drug Substance) to be supplied by Lava to Seagen without Seagen’s prior written consent (not to be unreasonably withheld, conditioned or delayed).
2.1.3Subcontracting.  Lava shall not subcontract any of its obligations hereunder or under the Quality Agreement to any Third Party without Seagen’s prior written consent (not to be unreasonably withheld, conditioned or delayed), provided that Lava may use any Approved Lava Subcontractor to perform its obligations hereunder or under the Quality Agreement as long as Lava remains solely responsible for the acts, omissions and performance of such Approved Lava Subcontractor as if such act, omissions and performance had been by Lava itself under this Agreement or the Quality Agreement, as applicable; provided, however, if the Quality Agreement is among Seagen, Lava, and an Approved Lava Subcontractor or Approved Lava Subcontractors, then [***]. Seagen acknowledges and agrees that Lava will Manufacture

Certain portions of this exhibit (indicated by “[***]”) have been excluded because they are both not material and are the type that the registrant treats as private or confidential.

and supply the Product, and if applicable, GMP Drug Substance, solely through Approved Lava Subcontractors, and that Lava has no Facilities.
2.1.4Transfer of Residual GMP Drug Substance.  Following Seagen’s acceptance of all Product in accordance with the terms of this Agreement, upon Seagen’s written request delivered to Lava [***] after such acceptance, but no later than [***] after Seagen’s acceptance of the Product, Lava will cause an Approved Lava Subcontractor to transfer any remaining GMP Drug Substance to Seagen [***].
2.1.5Use of Affiliates.  Either Party shall have the right to exercise its rights and perform its obligations under this Agreement or the Quality Agreement either itself or through any of its Affiliates, provided that such Party shall remain solely responsible for the acts, omissions and performance of such Affiliate as if such acts, omissions and performance had been by such Party itself under this Agreement or the Quality Agreement, as applicable.  In addition, in each case where a Party’s Affiliate has an obligation pursuant to this Agreement or the Quality Agreement or performs an obligation pursuant to this Agreement or the Quality Agreement, (a) such Party shall cause and compel such Affiliate to perform such obligation and comply with the terms of this Agreement or the Quality Agreement, as applicable and (b) any breach of the terms or conditions of this Agreement or the Quality Agreement, as applicable, by such Affiliate shall be deemed a breach by such Party of such terms or conditions.
2.1.6Supply Failures.  In the event of a Supply Failure, the Parties shall, through the JRDC, discuss possible actions to cure such Supply Failure, which actions may include (i) evaluating and proposing options to expand Manufacturing capacity for Product, or (ii) engaging a Third Party manufacturer (or an additional Third Party manufacturer, as applicable) reasonably acceptable to both Parties and on terms to be reasonably agreed to by both Parties, to Manufacture additional quantities of Product.  For clarity, participating in such JRDC discussion will not itself cause Seagen to waive any rights or remedies under this Agreement or the License Agreement.
2.2Delivery and Risk of Loss.
2.2.1Lava shall deliver Product (and, if applicable, GMP Drug Substance) to [***] the Approved Lava Subcontractors’ Facilities as set forth in Exhibit A hereto.  Seagen will arrange the carriage of Product (and, if applicable, GMP Drug Substance) and [***] shipment costs of Product (and if applicable GMP Drug Substance). By making such Product (and, if applicable, GMP Drug Substance) [***] at the Approved Lava Subcontractors’ Facilities, [***] at such Facilities, and “Delivery” is deemed to have occurred at the time and place of such delivery and shall be deemed “Delivered” for purposes of this Agreement.
2.2.2Liens and Encumbrances.  Lava shall ensure that, at the time of Delivery of Product (and, if applicable, GMP Drug Substance) hereunder, that such Product (and, if applicable, GMP Drug Substance) is free from any security interest, lien, or encumbrance.

Certain portions of this exhibit (indicated by “[***]”) have been excluded because they are both not material and are the type that the registrant treats as private or confidential.

2.2.3Shipping Conditions; Certifications.  Lava shall ensure that Product (and, if applicable, GMP Drug Substance) is packaged (in bulk packaging) appropriately to maintain integrity and stability during transit and Seagen shall complete export documentation.  Each shipment shall be accompanied by a Certificate of Analysis (and, if not otherwise already covered in the Certificate of Analysis, a Certificate of Conformance) and such other documents as may be reasonably required pursuant to this Agreement, the Quality Agreement and Applicable Law with respect to each Batch contained in such shipment, and simultaneously with such shipment, Lava or its Approved Lava Subcontractor shall deliver electronically to Seagen’s representative specified in the Quality Agreement the applicable Certificate(s) of Analysis (and, if not otherwise already covered in the Certificate(s) of Analysis, Certificate(s) of Conformance) and such other documents as may be reasonably required pursuant to this Agreement, the Quality Agreement and Applicable Law.  In addition, if requested by writing in Seagen, Lava shall also provide Seagen with any Regulatory Authority certification for those countries in the Territory in which the applicable Regulatory Authority requires any such certification.  In addition, for each Batch of Product (and, if applicable, GMP Drug Substance), as applicable, to be supplied hereunder, Lava shall make available to Seagen documented quantity of Product (and, if applicable, GMP Drug Substance) contained therein.
2.2.4Satisfaction of Delivery Requirements.  Lava shall Deliver Product in the quantities specified in the column titled “Required amount of vials filled” on Exhibit A hereto; provided, however, that Lava shall be deemed to have satisfied its delivery quantity requirements (and shall not be deemed to be in breach of this Agreement) so long as at least [***] of the quantity of Product specified in the column titled “Required amount of vials filled” in Exhibit A has been delivered.
2.3Notification of Defects; Acceptance.  (i) Lava shall perform (or cause its Approved Lava Subcontractors to perform) analytical release testing of Product (and, if applicable, GMP Drug Substance) and provide Seagen upon Delivery with a Certificate of Analysis for Product (and, if applicable, GMP Drug Substance), and (ii) Seagen (or its designee) shall sample and inspect Product (and, if applicable, GMP Drug Substance) upon receipt at Seagen’s (or its designee’s) designated facility, as applicable, in each case of (i) and (ii) as set forth in the Quality Agreement. Claims made by Seagen concerning Non-Conforming Product or Drug Substance supplied hereunder shall be made within [***] after receipt at Seagen’s (or its designee’s) designated facility; provided that, with respect to any Non-Conforming Product or Drug Substance that could not reasonably have been detected upon receipt at Seagen’s (or its designee’s) designated facility in connection with the sampling, inspection or analytical release testing requirements described above, such Non-Conforming Product or Drug Substance claim shall be made within [***] after Seagen’s discovery thereof, but in no event later than [***] after receipt at such facility and provided that Seagen (or its designee) has complied with all shipment and storage requirements set forth in the Quality Agreement.  Any notice of rejection by Seagen shall be accompanied by a reasonably detailed statement of its reasons for rejection.  Lava shall notify Seagen in writing [***], but in any event within [***] after receipt of such notice of rejection, whether it accepts or rejects Seagen’s assertions of Non-Conforming Product or Drug Substance.

Certain portions of this exhibit (indicated by “[***]”) have been excluded because they are both not material and are the type that the registrant treats as private or confidential.

2.3.1Independent Testing.  In case of any disagreement between the Parties as to a claim concerning Non-Conforming Product or Drug Substance pursuant to Section 2.3, the quality assurance representatives of the Parties will discuss in good faith to attempt to resolve any such disagreement.  If the foregoing discussions do not resolve the disagreement in a reasonable time (which shall not exceed [***] after the end of the [***] period referenced in Section 2.3 for Lava’s acceptance or rejection of Seagen’s assertion of Non-Conforming Product or Drug Substance), then a representative sample of such Product (or GMP Drug Substance) will be submitted to an independent testing laboratory mutually agreed upon by the Parties in writing for tests and final determination of whether such Product (or GMP Drug Substance) is Non-Conforming Product or Drug Substance.  The laboratory must meet GMP and be of recognized standing in the pharmaceutical industry and, as long as the laboratory meets such requirements, consent to the appointment of such laboratory will not be unreasonably withheld by either Party.  Such laboratory will use the test methods contained in the Quality Agreement.  The determination of conformance or compliance by such laboratory with respect to all or part of such Product (or GMP Drug Substance) will be final and binding on the Parties.  The fees and expenses of the laboratory incurred in making such determination will be paid by [***].
2.3.2Replacement of Product and GMP Drug Substance; Supply Failure.  With respect to Non-Conforming Product or Drug Substance as of the time of Delivery, or in the event of a Supply Failure, upon confirmation of such Supply Failure, at Seagen’s option, Lava shall (a) [***] replace such Non-Conforming Product or Drug Substance (or in the event of a Supply Failure, supply the amount of Product necessary to cure such failure), or (b) refund any amounts paid by Seagen for such Non-Conforming Product or Drug Substance, in each case ((a) and (b)) to the extent such remedy is available under Lava’s applicable agreements with [***] and [***], as applicable; provided, however, that to the extent neither replacement nor refund are available under Lava’s applicable agreements with [***] and [***], as applicable, then [***] an amount equal to (i) [***] for Non-Conforming Product or Drug Substance less (ii) [***] for any conforming GMP Drug Substance that has then been Delivered. Without limiting the foregoing, in all cases, to the extent Lava has Delivered any Non-Conforming Product or Drug Substance Lava shall reimburse Seagen for any reasonable shipping costs and other reasonable out-of-pocket costs (i.e., duties, taxes (including, VAT, if applicable) incurred by or on behalf of Seagen for such Non-Conforming Product or Drug Substance.  Notwithstanding the foregoing, if Lava has Delivered conforming Product in an amount that equals or exceeds the amount set forth in the column titled “Required amount of vials filled” in Exhibit A, Lava shall have no liability for refund or replacement of any Non-Conforming Product hereunder.
2.3.3Return.  If Lava requests that Seagen return any Non-Conforming Product or Drug Substance, as applicable, Lava will reimburse Seagen for the reasonable return shipping charges incurred by Seagen for such return shipment of such Non-Conforming Product or Drug Substance. Seagen shall provide Lava with written certification of such return.
2.4Quality Agreement.  Within [***] of the Effective Date of this Agreement, the Parties shall negotiate and execute a Quality Agreement which provides for, among other things, compliance responsibilities relating to the Manufacture of Product and GMP Drug Substance

Certain portions of this exhibit (indicated by “[***]”) have been excluded because they are both not material and are the type that the registrant treats as private or confidential.

hereunder.  In the event of conflict between terms of the Quality Agreement and this Agreement related to Product and GMP Drug Substance supplied hereunder, the terms of the Quality Agreement shall govern with respect to quality assurance matters and the terms of this Agreement shall govern and control all other matters.
ARTICLE 3 REPRESENTATIONS, WARRANTIES AND COVENANTS
3.1Representations and Warranties of Each Party. Each Party represents and warrants to the other Party that as of the Effective Date:
3.1.1it is duly organized, validly existing and in good standing in its jurisdiction of organization;
3.1.2it has the requisite corporate or other company power and authority to enter into this Agreement and Quality Agreement to which it is a party and to perform its obligations hereunder and thereunder;
3.1.3this Agreement has been (and the Quality Agreement will be) duly executed by it and is legally binding upon it and enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor rights, judicial principles affecting the availability of specific performance and general principles of equity (whether enforceability is considered a proceeding at law or equity);
3.1.4the execution and delivery of this Agreement and the Quality Agreement by it and the performance by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or other company action and do not violate (a) such Party's charter documents, bylaws or other organizational documents, (b) any agreement, instrument or contractual obligation to which such Party is bound, (c) in any material respect, any Applicable Law or regulation of any court, governmental body or administrative or other agency having jurisdiction over such Party, or (d) any order, writ, judgment, injunction, decree or award of any Governmental Authority presently in effect and applicable to such Party;
3.1.5no authorization, consent, approval, exemption of or filing or registration with (i) any court or Governmental Authority under Applicable Law is or shall be necessary for, or in connection with, the entering into of this Agreement or the Quality Agreement or the transactions contemplated hereby or thereby, or for the performance by it of its respective obligations under this Agreement and the Quality Agreement, or (ii) any other Person is or shall be necessary for, or in connection with, the entering into of this Agreement, the Quality Agreement or the transactions contemplated hereby or thereby; and
3.1.6it is licensed, registered, or qualified under Applicable Law to do business and, to the extent required by Applicable Law, has obtained governmental licenses or completed such registrations as may be necessary or required by Applicable Law to provide the goods or services contemplated by this Agreement and the Quality Agreement.

Certain portions of this exhibit (indicated by “[***]”) have been excluded because they are both not material and are the type that the registrant treats as private or confidential.

3.2Manufacturing Representations, Warranties and Covenants of Lava with respect to Product and GMP Drug Substance.  Lava further represents and warrants that, at the time of Delivery hereunder and solely to the extent consistent with its agreements with [***] and [***], the Product and GMP Drug Substance Manufactured under this Agreement and Delivered to Seagen (or its designees) shall have been Manufactured in all material respects in compliance with (a) the Quality Agreement, (b) GMPs, and (c) Applicable Laws.
3.3Disclaimer.  EACH PARTY ACKNOWLEDGES AND AGREES THAT EXCEPT AS SET FORTH IN THIS AGREEMENT, THE LICENSE AGREEMENT OR THE QUALITY AGREEMENT INCLUDING THIS ARTICLE 3, LAVA AND SEAGEN EXPRESSLY DISCLAIM ANY AND ALL REPRESENTATIONS AND WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR ANY IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, ALL OF WHICH ARE HEREBY SPECIFICALLY EXCLUDED AND DISCLAIMED.
ARTICLE 4 QUALITY CONTROL
4.1Manufacturing Changes.  With respect to Product or GMP Drug Substance to be delivered hereunder, all amendments, changes and supplements to the (a) Specifications for Product or GMP Drug Substance, (b) the source of materials used to manufacture such Product or GMP Drug Substance, (c) the equipment used in Manufacturing such Product or GMP Drug Substance, (d) the test methods used in connection with the Manufacture of such Product or GMP Drug Substance, or (e) the Manufacturing Processes for such Product shall, in each case ((a) through (e)) only be made in accordance with the provisions of this Agreement or the Quality Agreement.
4.2Quality Control for Product.  Without limiting any other provisions set forth herein, Seagen and Lava shall comply with the provisions of the Quality Agreement.
4.3Batch Numbers.  All Product supplied hereunder shall be labeled with a traceable Batch number in a location agreed to by the Parties.
4.4Transfer of Stability Studies.  Lava shall transfer to Seagen or its designee, [***], responsibility for and control of all stability studies of GMP Drug Product and GMP Drug Substance at a time mutually agreed by the Parties, and the Parties shall use Commercially Reasonable Efforts to ensure completion of such transfer by [***].
4.5Quality-Related Complaints.  Lava shall record and reasonably cooperate with Seagen in investigating all quality related complaints in accordance with Lava’s written quality procedures. Lava shall, [***], use Commercially Reasonable Efforts to answer relevant pharmaceutical and technical queries from Seagen during normal business hours regarding the Manufacture, analysis, control or bulk packaging of such Initial Supply supplied hereunder which may affect the safety claims of the Product and shall reasonably assist and cooperate with Seagen (if Seagen or its Affiliate is holding the IND) in relation to any customer complaint concerning the quality of such Product.

Certain portions of this exhibit (indicated by “[***]”) have been excluded because they are both not material and are the type that the registrant treats as private or confidential.

ARTICLE 5 PRICE AND TAXES
5.1Supply Price.  Product and GMP Drug Substance supplied to Seagen under this Agreement will be at a “Supply Price” equal to [***], as set forth in Exhibit B.  At the time of Delivery, Lava shall invoice Seagen at the Supply Price for the Product so Delivered or, if Delivered as such rather than as part of the Product, GMP Drug Substance. Seagen shall pay invoices within [***] after its receipt of invoice.
5.2Taxes.  The Parties agree and acknowledge that the provisions of Section 7.11 of the License Agreement shall apply to payments made pursuant to this Agreement.
ARTICLE 6 INDEMNIFICATION; LIMITATIONS ON LIABILITY
6.1Indemnification by Lava.  Lava will indemnify, defend and hold harmless Seagen, its Affiliates, and its and their respective officers, directors, employees, agents, licensees, collaborators, and commercialization partners (collectively, the “Seagen Indemnitees”) against any and all losses, damages, liabilities or expenses (including reasonable attorney’s fees and other costs of defense) (collectively, “Losses”) that any of them may suffer in connection with any and all suits, investigations, claims, or demands of Third Parties (collectively, “Third Party Claims”) arising from, relating to or occurring as a result of (a) breach of any of the representations or warranties granted by Lava under this Agreement; (b) any Lava Indemnitee’s negligence or willful misconduct in performing obligations under this Agreement; (c) Lava’s breach of this Agreement; or (d) any infringement or misappropriation of any Third Party intellectual property rights by any Lava Indemnitees in the performance of Lava’s obligations hereunder; all of it except and to the extent that such Losses are within the scope of the indemnification obligation of Seagen as set forth in this Agreement. For clarity, regarding product liability claims, Lava shall not be obliged to indemnify Seagen if the relevant Product conformed to the Specifications at the time of delivery or if the failure to conform should have been reasonably detected by Seagen when reviewing the Product supplied by Lava and testing it against the Specifications.
6.2Indemnification by Seagen.  Seagen will indemnify, defend and hold harmless Lava, its Affiliates, and its and their respective officers, directors, employees and agents (collectively, the “Lava Indemnitees”) against any and all Losses that any of them may suffer in connection with any Third Party Claims arising from, relating to or occurring as a result of (a) any breach of any of the representations or warranties granted by Seagen under this Agreement; (b) the development, commercialization or use of the Product by Seagen infringes any Third Party intellectual property rights; (c) the development, manufacture, commercialization or use by Seagen of any product containing the Product (including, but not limited to, product liability claims); (d) any Seagen Indemnitee’s negligence or willful misconduct in performing obligations under this Agreement; or (e) Seagen’s breach of this Agreement; all of it except and to the extent that such Losses are within the scope of the indemnification obligation of Lava as set forth in this Agreement.

Certain portions of this exhibit (indicated by “[***]”) have been excluded because they are both not material and are the type that the registrant treats as private or confidential.

6.3Indemnification Procedures.  Each Party must [***] notify the other Party after receipt of any Third Party Claims made for which the other Party might be liable under Section 6.1 or 6.2, as applicable. The indemnifying Party will have the primary right to defend, negotiate, and settle such claims. The indemnified Party will be entitled to participate in the defense of such matter and to employ counsel at its expense to assist in such defense; provided, however, that the indemnifying Party will have final decision-making authority regarding all aspects of the defense of the claim.  The indemnified Party will provide the indemnifying Party with such information and assistance as the indemnifying Party may reasonably request, at the expense of the indemnifying Party. Neither Party will be responsible or bound by any settlement of any claim or suit made without its prior written consent; provided, however, that the indemnified Party will not unreasonably withhold or delay such consent.
6.4Exclusion of Indirect and Consequential Damages.  EXCEPT FOR LIABILITY FOR GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR FRAUD, NEITHER PARTY SHALL BE LIABLE FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL (INCLUDING LOST PROFITS, BUSINESS OR GOODWILL), PUNITIVE OR INDIRECT DAMAGES SUFFERED OR INCURRED BY THE OTHER PARTY OR ITS AFFILIATES IN CONNECTION WITH THIS AGREEMENT, HOWEVER CAUSED, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.
6.5Limitation of Liability.  Except for liability for damages resulting from such Party’s gross negligence, willful misconduct or fraud, a Party's aggregate total liability under this Agreement will not exceed [***].  Lava shall use Commercially Reasonable Efforts to exercise its rights and remedies and recover amounts owed to it under such underlying agreements with the Approved Lava Subcontractors.  Lava shall provide Seagen with such information reasonably requested by Seagen regarding the status of any such recovery, provided that Lava shall not be obligated to breach its confidentiality obligations to any Third Party.
ARTICLE 7 CONFIDENTIALITY AND PUBLICITY
7.1Confidentiality. The confidentiality provisions set forth in Article 8 of the License Agreement shall apply to this Agreement, mutatis mutandis.
7.2Publicity.  Neither Party shall issue any public announcement, press release, or other public disclosure regarding this Agreement or its subject matter without the other Party’s prior written consent, except for any such disclosure that is, in the opinion of the disclosing Party’s counsel, required by Applicable Law or the rules of a stock exchange on which the securities of the disclosing Party are listed.  In the event a Party is, in the opinion of its counsel, required by Applicable Law or the rules of a stock exchange on which its securities are listed to make such a public disclosure, such Party shall submit the proposed disclosure in writing to the other Party as far in advance as reasonably practicable so as to provide a reasonable opportunity to comment thereon. Both Parties agree that each of them may disclose that Seagen has appointed Company as a manufacturer for the Product.
ARTICLE 8 COMPLIANCE AND AUDITS

Certain portions of this exhibit (indicated by “[***]”) have been excluded because they are both not material and are the type that the registrant treats as private or confidential.

8.1Compliance with Applicable Law and Ethical Business Practices.  Both Lava and Seagen, and their respective Affiliates, shall perform their obligations under this Agreement in the Territory in accordance with Applicable Law.  No Party or any of its Affiliates shall, or shall be required to, undertake any activity under or in connection with this Agreement that violates, or that it believes, in good faith, may violate, any Applicable Law.
8.2Monitoring. Subject to Lava’s agreements with the Approved Lava Subcontractors, without cause and upon at least [***] written notice by Seagen to Lava, Lava will allow, and will use commercially reasonable efforts to cause Approved Lava Subcontractors to allow, Seagen employees and representatives (Seagen representatives mean any Third Party appointed by Seagen, that is reasonably acceptable to Lava) during normal business hours, to, [***], (a) observe the Manufacturing of the Product or GMP Drug Substance by Lava (or the Approved Lava Subcontractor(s)) at the Facility, (b) review the Records pertaining to Manufacture of the Product or GMP Drug Substance, and (c) inspect that part of the Facilities used by Lava or the Approved Lava Subcontractor(s) to render Manufacture the Product or GMP Drug Substance.
8.3Audits.  Subject to the provisions of Lava’s agreements with the Approved Lava Subcontractors, Lava will allow, and will use commercially reasonable efforts to cause Approved Lava Subcontractors to allow, Seagen employees and representatives to audit Lava’s and the Approved Lava Subcontractors’ operations and quality systems and that part of the Facilities used by Lava or the Approved Lava Subcontractor(s) related to the Manufacturing of Product or GMP Drug Substance.  Subject to the provisions of Lava’s agreements with the Approved Lava Subcontractors, except for cause, or otherwise with the prior consent of Lava or the Approved Lava Subcontractors, which consent shall not be unreasonably denied, withheld or conditioned (and Lava will use commercially reasonable efforts to ensure the Approved Lava Subcontractors do not unreasonably deny, withhold or condition consent), such audits shall not take place more than [***] per calendar year.  Audits to follow up on previously identified issues shall not be counted against [***] per calendar year limit.  Further details regarding audits and auditing procedure shall be included in the Quality Agreement.
8.4Governmental Authority Inspection.  Subject to the provisions of Lava’s agreements with the Approved Lava Subcontractors, Lava hereby agrees to notify Seagen in writing [***] of any proposed visit or inspection by any Governmental Authority pertaining to Product or GMP Drug Substance of which Lava has actual knowledge.  Subject to the provisions of Lava’s agreements with the Approved Lava Subcontractors, Lava hereby agrees to advise Seagen [***] after the commencement of any unannounced visit or inspection by any Governmental Authority pertaining to Product or GMP Drug Substance of which Lava has actual knowledge.  Subject to the provisions of Lava’s agreements with the Approved Lava Subcontractors, Lava will provide Seagen with a written English summary of the inspection results [***] following the conclusion of the inspection.  Subject to the provisions of Lava’s agreements with the Approved Lava Subcontractors, Lava shall provide Seagen with English copies of all material reports, documents or correspondence provided to or received from such a Governmental Authority related to Product or GMP Drug Substance as soon as reasonably possible, but no more than [***] from receipt or provision.    If Seagen enters into a supply

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agreement directly with an Approved Lava Subcontractor relating to the Product or GMP Drug Substance, then Lava’s obligations under this Section 8.4 shall be of no further force and effect with respect to visits or inspections of such Approved Lava Subcontractor or reports, documents or correspondence provided to or received from a Governmental Authority by such Approved Lava Subcontractor.
ARTICLE 9 TERM AND TERMINATION
9.1Term.  This Agreement shall commence on the Effective Date hereof and continue in full force and effect until Seagen’s acceptance of all Product and GMP Drug Substance, and payment for such Product and GMP Drug Substance, in accordance with the terms of this Agreement (the “Term”), unless the Parties agree in writing to earlier termination of this Agreement or as otherwise provided hereunder.
9.2Termination.
9.2.1Termination of License Agreement.  This Agreement shall automatically terminate in the event the License Agreement expires or is terminated.
9.2.2Termination for Convenience.  Seagen may terminate this Agreement upon no less than [***] prior written notice to Lava.
9.2.3Failure to Supply.  In the event that Lava fails to deliver the quantities of Product set forth in the column titled “Required amount of vials filled” in Exhibit A, then Seagen may terminate this Agreement upon [***] notice to Lava.
9.2.4Termination for Breach.  Either Party may terminate this Agreement in the event that the other Party materially breaches any obligation hereunder and fails to cure such material breach within [***] following receipt of written notice thereof by such Party.
9.3Effect of Termination; Survival.  Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing upon or prior to such termination. Any expiration or termination of this Agreement shall be without prejudice to the rights of either Party against the other accrued or accruing under this Agreement upon or prior to expiration or termination. In addition, nothing in this Section 9.33 or otherwise shall relieve any Party from liability for any breach of this Agreement occurring prior to such termination. The Parties agree that in the event of termination of this Agreement, nothing in this Agreement shall operate to restrict or prevent Seagen from continuing to perform the relevant Phase 1 Clinical Trials using Product sourced from a Third Party or which Seagen Manufactures itself. The provisions of ARTICLE 7 shall survive the termination of this Agreement and shall continue in effect for [***] following such termination. In addition, the provisions of ARTICLE 3, 5, 6, 8, 10, and Sections 2.1.4, 4.5, and 9.3, and all definitions relating to the foregoing, shall survive any termination of this Agreement.
ARTICLE 10 MISCELLANEOUS

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10.1Assignment. Except as provided in this Section 10.1, this Agreement may not be assigned or otherwise transferred (however structured, whether by merger, acquisition, sale of all or substantially all of its assets to which this Agreement relates or otherwise), nor may any right or obligation hereunder be assigned or transferred, by either Party, without the prior written consent of the other Party; provided, however, that either Party may, without such consent, assign this Agreement and its rights and obligations hereunder, in whole or in part, to an (a) Affiliate (provided the assigning Party shall remain liable for such Affiliate’s performance) or (b) other entity to which the License Agreement is assigned as permitted pursuant to Section 14.1 of the License Agreement. A Party shall notify the other Party in writing of any assignment of this Agreement by such Party within [***] thereof. Any attempted assignment not in accordance with this Section 10.1 shall be void and unenforceable. Any permitted assignee shall assume all assigned obligations of its assignor under this Agreement.
10.2Severability.  Should one or more of the provisions of this Agreement become void or unenforceable as a matter of Applicable Law, then this Agreement shall be construed as if such provision were not contained herein and the remainder of this Agreement shall be in full force and effect, and the Parties will use their best efforts to substitute for the invalid or unenforceable provision a valid and enforceable provision which conforms as nearly as possible with the original intent of the Parties.
10.3Governing Law; English Language.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to any rules of conflict of laws that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. The United Nations Convention on Contracts for the International Sale of Goods (CISG) of 11 April 1980 shall not be applicable. This Agreement was prepared in the English language, which language shall govern the interpretation of, and any dispute regarding, the terms of this Agreement.
10.4Dispute Resolution. The dispute resolution provisions set forth in Section 14.6 of the License Agreement shall apply to disputes arising under this Agreement, mutatis mutandis.
10.5Force Majeure.  Except for payment obligations hereunder, neither Party shall be responsible to the other for any failure or delay in performing any of its obligations under this Agreement or for other nonperformance hereunder (excluding, in each case, the obligation to make payments when due) if such delay or nonperformance is caused by a Force Majeure event. In such event, the affected Party will provide [***] written notice thereof to the other Party and will use all reasonable efforts to resume performance of its obligations and will keep the other Party informed of actions related thereto, and the performance of any obligations of the Party not so affected, which obligations are directly dependent upon such performance by the affected Party, shall be tolled during such period.  If any such failure or delay persists for more than [***], the Parties may negotiate in good faith any modifications of the terms of this Agreement that may be necessary or appropriate to arrive at an equitable solution.
10.6Waivers and Amendments.  The failure of any Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a

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waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other Party.  No waiver shall be effective unless it has been given in writing and signed by the Party giving such waiver. No provision of this Agreement may be amended or modified other than by a written document signed by authorized representatives of each Party.
10.7Relationship of the Parties.  Nothing contained in this Agreement shall be deemed to constitute a partnership, joint venture, or legal entity of any type between Seagen and Lava, or to constitute one as the agent of the other.  Each Party shall act solely as an independent contractor, and nothing in this Agreement shall be construed to give any Party the power or authority to act for, bind or commit the other.
10.8Notices.  All notices, consents or waivers under this Agreement shall be in writing in the English language and will be deemed to have been duly given when (a) sent by facsimile transmission (receipt verified), provided further that a copy is promptly sent by an internationally recognized overnight delivery service (receipt requested) (although the sending of the fax shall be when the notice is deemed to have been given), or (b) the earlier of when received by the addressee or [***] after it was sent, if sent by registered letter or overnight courier by an internationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and fax number set forth below (or to such other addresses and fax numbers as a Party may designate by notice).  This Section 10.8 is not intended to govern the day-to-day business communications necessary between the Parties in performing their obligations under the terms of this Agreement.
If to Seagen:	Seagen Inc.

21823 30th Drive SE

Bothell, WA 98021

Fax: [***]

Email: [***]

Attention: General Counsel

If to Lava:	LAVA Therapeutics N.V.

520 Walnut Street, Suite 1120

Philadelphia, PA 19106 USA

Email: [***]

Attention: General Counsel

With a copy (which shall not constitute notice) to:

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[***]

10.9Further Assurances.  Lava and Seagen hereby covenant and agree without the necessity of any further consideration, to execute, acknowledge and deliver any and all documents and take any ministerial action as may be reasonably necessary to carry out the intent and purposes of this Agreement.
10.10No Third Party Beneficiary Rights. This Agreement is not intended to and shall not be construed to give any Third Party any interest or rights (including any Third Party beneficiary rights) with respect to or in connection with any agreement or provision contained herein or contemplated hereby, except as otherwise expressly provided for in this Agreement.
10.11Entire Agreement; Amendments.  This Agreement, together with the Schedules and Exhibits hereto, License Agreement and the Ancillary Agreements set forth the entire agreement and understanding of the Parties as to the subject matter hereof and supersedes all proposals, oral or written, and all other communications between the Parties with respect to such subject matter. In the event of conflict between terms or conditions of this Agreement and the terms or conditions of the License Agreement with respect to matters regarding the Manufacture and supply of Product or GMP Drug Substance to Seagen, the terms and conditions of this Agreement will govern.
10.12Counterparts.  This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  A facsimile or scanned copy of this Agreement that includes a Party’s signature will be deemed an original.  Facsimile, PDF or other electronic execution and delivery of this Agreement (e.g., DocuSign) by any Party shall constitute a legal, valid and binding execution and delivery of this Agreement by such Party.
10.13Expenses.  Each Party shall pay its own costs, charges and expenses incurred in connection with the negotiation, preparation and signing of this Agreement.
10.14Construction; Interpretation.
10.14.1Construction.  The Parties hereto acknowledge and agree that (i) each Party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision, (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement, and (iii) the terms and provisions of this Agreement shall be construed fairly as to all Parties hereto and not in a favor of or against any Party, regardless of which Party was generally responsible for the preparation of this Agreement.
10.14.2Interpretation.  The captions and headings in this Agreement are for convenience only, and are to be of no force or effect in construing or interpreting any of the

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provisions of this Agreement. Unless specified to the contrary, references to Articles, Sections or Exhibits mean the particular Articles, Sections or Exhibits of or to this Agreement and references to this Agreement include all Exhibits and Schedules hereto. If any conflict exists between the main body of this Agreement and any Exhibit or Schedule hereto, the main body of this Agreement shall prevail. Unless context otherwise clearly requires, whenever used in this Agreement: (a) the words “include” or “including” shall be construed as incorporating, also, “but not limited to” or “without limitation”; (b) the word “day” or “year” means a calendar day or year unless otherwise specified; (c) the words “hereof,” “herein,” “hereby” and derivative or similar words refer to this Agreement as a whole and not merely to the particular provision in which such words appear; (d) the words “shall” and “will” have interchangeable meanings for purposes of this Agreement; (e) the word “or” shall have the inclusive meaning commonly associated with “and/or”; (f) words of any gender include the other genders; (g) words using the singular or plural number also include the plural or singular number, respectively; and (h) references to any specific law, rule or regulation, or article, section or other division thereof, shall be deemed to include the then-current amendments thereto or any replacement law, rule or regulation thereof.
10.15Cumulative Remedies.  No remedy referred to in this Agreement is intended to be exclusive unless explicitly stated to be so, and each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law.
10.16Export.  This Agreement is made subject to any restrictions concerning the export of products or technical information from the United States or other countries which may be imposed upon or related to Seagen or Lava from time to time.  Each Party agrees that it will not export, directly or indirectly, any technical information acquired from the other Party under this Agreement or any products using such technical information to a location or in a manner that at the time of export requires an export license or other Governmental Authority approval, without first obtaining the written consent to do so from the appropriate Governmental Authority.
10.17Exchange of Information in English.  Lava hereby acknowledges and agrees that all documentation (including all reports and invoices) and other information provided by Lava to Seagen pursuant to this Agreement and the Quality Agreement shall be in their original format and language, and Lava will provide, and shall use Commercially Reasonable Efforts to ensure the Approved Lava Subcontractors provide, accurate translations thereof into English if the original language is not English as reasonably requested by Seagen. Notwithstanding anything herein to the contrary, translations into English shall be the responsibility of, and at the sole cost and expense of, [***].

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IN WITNESS WHEREOF, the Parties intending to be bound have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

SEAGEN INC.

By:/s/ Todd Simpson

Name: Todd Simpson

Title: CFO

LAVA THERAPEUTICS N.V.

By:/s/ Steve Hurly

Name: Steve Hurly

Title: CEO

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Exhibit A

Product

Material	ID	Manuf.	Required amount of vials filled	Vial content	Currently anticipated amount of vials filled
GMP Drug Product, unlabeled	[***]	[***]	[***]	[***]	[***]
GMP Diluent, unlabeled	[***]	[***]	[***]	[***]	[***]

To be delivered to Seagen at the following locations:

GMP Drug Substance	[***]	[***]

GMP Drug Product and GMP Diluent	[***]

Certain portions of this exhibit (indicated by “[***]”) have been excluded because they are both not material and are the type that the registrant treats as private or confidential.

Exhibit B

Supply Price

[***]

Certain portions of this exhibit (indicated by “[***]”) have been excluded because they are both not material and are the type that the registrant treats as private or confidential.

Exhibit C

[***]

[***]